CONFIDENTIAL

23 JUNE 2008

DISCUSSION MATERIALS

Nationwide Financial

LAZARD

Nationwide Financial

CONFIDENTIAL

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Nationwide Financial Services, Inc. (the “Company”), or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions upon which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that the Company may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

LAZARD

Nationwide Financial

CONFIDENTIAL

Recent Trading Performance

- The median share price of life insurance peers has decreased by 1.2% since March 7, 2008
- P/E multiples have increased at a greater percentage, as current market conditions have pressured operating earnings

	SHARE PRICE					2008E P/E [(a)]				
				% Change					% Change	
	6/20/08	5/15/08	3/7/2008	To 6/20/08	To 5/15/08	6/20/08	5/15/08	3/7/2008	To 6/20/08	To 5/15/08
NFS	**$50.18**	**$51.00**	**$37.93**	**32.3%**	**34.5%**	**11.1x**	**11.2x**	**8.0x**	**38.6%**	**40.4%**
Public Life Comparables:										
Ameriprise	$44.58	$50.65	$48.78	(8.6%)	3.8%	11.7x	13.3x	11.0x	6.7%	21.3%
Genworth	19.00	23.53	21.92	(13.3%)	7.3%	8.1	10.0	8.2	(1.9%)	21.5%
Lincoln	48.39	54.70	48.55	(0.3%)	12.7%	8.8	9.9	8.4	5.1%	18.8%
Manulife	37.13	39.22	36.77	1.0%	6.7%	12.8	13.4	12.1	5.9%	11.2%
MetLife	56.90	62.30	56.47	0.8%	10.3%	9.2	10.0	9.1	0.8%	10.3%
Principal	48.27	56.06	51.68	(6.6%)	8.5%	12.2	14.2	12.5	(1.9%)	13.7%
Protective	41.15	41.85	37.52	9.7%	11.5%	10.7	10.7	9.2	16.8%	17.3%
Prudential	67.73	76.46	69.22	(2.2%)	10.5%	9.0	10.1	8.9	1.8%	14.3%
Sun Life	43.90	48.20	45.08	(2.6%)	6.9%	10.7	11.8	10.5	2.1%	12.1%
Torchmark	60.06	64.24	59.07	1.7%	8.8%	10.1	10.8	10.0	1.2%	8.2%
			Mean	(2.1%)	8.7%	10.3x	11.4x	10.0x	3.7%	14.9%
			Median	(1.2%)	8.6%	10.4	10.8	9.6	1.9%	14.0%
S&P 500	$1,317.93	1,423.57	$1,293.37	1.9%						

Impact of Market Change on Offer Price		
Implied Price	Offer Price	Median % Change
$46.61	**$47.20**	**(1.2%)**

Source: Factset (3/7/08, 5/15/08 and 6/20/08) and company filings

(a) Based on IBES median.

1 LAZARD

Nationwide Financial

LAZARD

CONFIDENTIAL

Preliminary Valuation Summary

PER SHARE EQUITY VALUATION

$38.25 6/20/08 $41.70

Comparable Company

Public Market $44.50 5/15/08 $47.00

Precedent $56.25 $65.00

Transactions

Comparable Company

Public Market 6/20/08 $43.99 $52.13

+ 15 to 25%

Control Premium $51.18 5/15/08 $58.75

Minority Buy-in Premiums $50.00 $57.00

52-Week $37.93 $63.71

Range

Analyst Forecasted $48.00 $56.00 Transaction Value

$35$ 40 $45 $50 $55 $60 $65

Nationwide Mutual Offer Price: 6/23/2 $47.20 per share 008

2

5:07:30 PM

Nationwide Financial

LAZARD

CONFIDENTIAL

NFS Summary Valuation

($ in millions, except per share data)

NFS Comparable Range Relevant Range Per Share Equity Value Statistic Low High Low High Low High I. PUBLIC MARKET VALUATION: a) Analyst Estimates:

2008E P/E $4.45 (a) 8.1x - 12.8x 8.5x - 9.0x $37.83 - $40.05 2009E P/E 5.20 (a) 5.7 - 11.3 7.5 - 8.0 39.00 - 41.60 Price/Adjusted Book Value per Share $39.06 0.64x - 1.92x 1.06x - 1.07x $41.48 - $41.71

Selected Valuation Range $38.25 - $41.70

b) Management Estimates:

2008E P/E $4.49 8.1x - 12.8x 8.5x - 9.0x $38.18 - $40.43 2009E P/E 5.21 5.7 - 11.3 7.5 - 8.0 39.08 - 41.69 Price/Adjusted Book Value per Share $39.06 0.64x - 1.92x 1.05x - 1.06x $41.18 - $41.22

Selected Valuation Range $38.25 - $41.70

II. PRECEDENT TRANSACTIONS:

LTM P/E (1Q 2008) $4.32 (b) 12.6x - 15.2x 13.0x - 15.0x $56.20 - $64.85 FY1 P/E (Management) 4.49 12.1 - 13.8 12.5 - 13.5 56.15 - 60.64 Price/Adjusted Book Value (3/31/2008) $5,382.3 0.77x - 2.25x 1.55x - 1.80x $59.84 - $69.28

Selected Valuation Range $56.25 - $65.00

(a) Based on analysts that have updated or confirmed estimates since first quarter earnings release. (b) Excludes net after-tax benefit of $37.3mm in 2007 from unusual items.

Nationwide Financial

CONFIDENTIAL

Public Market Trading Analysis

($ in millions, except per share data)

	Share Price	FD Equity Mkt. Cap.	Float	Share Price as a Multiple of: Estimated EPS (a) 2008E	2009E	Adj. Book Value (b)	2008E ROAE	Adj. Debt/ Capital (c)	RBC Ratio (d)	Growth: IBES LTGR	2008E - 2009E EPS
Manulife	$36.44	$54,953	$54,636	12.8x	11.3x	1.92x	18.3%	17.7%	439%	12.0%	13.8%
MetLife	56.90	41,118	25,767	9.2	8.3	1.26	13.6%	23.3%	383%	11.0%	10.5%
Prudential	67.73	29,971	29,619	9.0	7.6	1.37	15.1%	35.3%	551%	14.3%	18.3%
Sun Life	43.09	24,296	24,294	10.7	9.5	1.32	14.0%	19.8%	358%	8.0%	12.2%
Lincoln	48.39	12,635	12,731	8.8	7.7	1.10	12.4%	22.8%	475%	11.1%	15.0%
Principal	48.27	12,613	12,446	12.2	10.6	1.87	14.9%	19.6%	376%	12.0%	15.2%
Ameriprise	44.58	10,042	10,079	11.7	9.9	1.28	11.5%	16.5%	683%	11.0%	18.1%
Genworth	19.00	8,285	8,200	8.1	5.7	0.64	8.0%	22.0%	385%	10.0%	42.6%
Torchmark	60.06	5,459	5,379	10.1	9.3	1.63	15.7%	21.5%	283%	9.0%	8.8%
Protective	41.15	2,888	2,874	10.7	9.1	1.13	10.9%	23.9%	465%	9.0%	16.9%
High				12.8x	11.3x	1.92x	18.3%	35.3%	683%	14.3%	42.6%
Mean				10.3	8.9	1.35	13.4%	22.2%	440%	10.7%	17.1%
Median				10.4	9.2	1.30	13.8%	21.7%	412%	11.0%	15.1%
Low				8.1	5.7	0.64	8.0%	16.5%	283%	8.0%	8.8%
NFS:											
Pre-Offer (3/7/08)	$37.93	$5,270	$1,781 (e)	8.0x	7.2x	0.97x	11.8%	21.3%	563%	8.6%	10.0%
Current (6/20/08)	50.18	6,960	2,300 (e)	11.3 (f)	9.7 (f)	1.28	11.4% (f)	22.1%	563%	10.0%	16.9% (f)

Source: FactSet (6/20/08) and company filings

(a) Based on IBES median estimates.
(b) Adjusted to exclude accumulated other comprehensive income.
(c) Calculated based on Moody's hybrid security rating guidelines
(d) Based on company action level. Data as of 12/31/07.
(e) Reflects class A shares.
(f) Based on analysts that have updated or confirmed estimates since first quarter earnings release.

4 LAZARD

Nationwide Financial

LAZARD

CONFIDENTIAL

Current Price/Adjusted Book Value vs. ROAE

($ in millions, except per share amounts)

PRICE/ADJUSTED BOOK VALUE VS. 2008E ROAE PRICE/ADJUSTED BOOK VALUE VS. 2009E ROAE

Adj. P/B (a) Adj. P/B (a)

2.5x 2.5x y = 0.3429e9.917x y = 0.3089e9.8919x R2 = 0.8295 R2 = 0.6761

Implied NFS (Analyst Est.(b)) 2.0 2.0(12.5%, 1.07x)

Principal Principal

Implied Share Price: Manulife $41.71 Implied NFS Manulife (Analyst Est.(b)) (11.4%, 1.06x) Implied Share Price: Torchmark Torchmark

1.5 $41.48 1.5

Prudential Prudential Ameriprise Ameriprise Sun Life Sun Life MetLife MetLife Protective Protective Lincoln Lincoln

1.0 1.0

Implied NFS (Mgmt Est.) Implied NFS (Mgmt Est.) (12.4%, 1.05x) (11.3%, 1.06x) Genworth Implied Share Price: $41.18 Genworth Implied Share Price: $41.22

0.5 0.5

5% 10% 15% 20% 8% 12% 16% 20% 24%

2008E ROAE 2009E ROAE

Source: FactSet (6/20/08) and company filings.

Note: Management estimate for 2008E ROAE excludes pre-tax annual run-rate target of $27.0mm.

(a) Adjusted to exclude accumulated other comprehensive income.

(b) Based on analysts that have updated or confirmed estimates since first quarter earnings release.